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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                    JURISDICTION OF INCORPORATION       PERCENT
SUBSIDIARIES OF THE REGISTRANT             OR ORGANIZATION             OWNERSHIP
------------------------------      -----------------------------      ---------
American Azide Corporation                     Nevada                    100%

American Pacific Corporation                   Nevada                    100%

AMPAC Farms, Inc.                              Nevada                    100%

AMPAC-ISP Corp.                               Delaware                   100%

Energetic Additives Inc., LLC                  Nevada                    100%